Exhibit 3.4.28

BYLAWS OF

MINERAL COUNTY TREATMENT CENTER, INC.

ARTICLE I. OFFICES

The principal office of the corporation shall be c/o National Specialty Clinics, Inc., 618 Church Street, Suite 510, Nashville, Tennessee 37219, or such other office as the Board of Directors may designate.

ARTICLE II. SHAREHOLDERS

Section 1. Annual Meeting. There shall be an annual meeting of the shareholders at noon on the first Monday in the month of December of each year or at such other time and date as agreed to by the shareholders.

Section 2. Special Meeting. Special meetings of the shareholders for any purpose or purposes may be called by the President, Vice-President, Secretary or Treasurer or by the Board of Directors and shall be called by the President at the request of any number of shareholders owning in the aggregate of at least thirty five percent (35%) of the number of voting shares of the corporation.

Section 3. Place of Meeting. The Board of Directors may designate any place as the place of meeting for any annual meeting or special meeting of shareholders called by the Board of Directors.

Section 4. Notice. Written notice stating the place, day and hour of the meeting and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be in writing and mailed to each shareholder not more than forty-five (45) days nor less than ten (10) days prior to such meeting. Such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his last known address with postage thereon paid. A waiver of notice of any such meeting signed by a shareholder will obviate the necessity of giving such shareholder written notice.

Section 5. Informal Action by Shareholder. Any action required to be taken at a meeting of the shareholders or any action, which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent, in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

Section 6. Quorum. Sixty percent (60%) of the outstanding voting shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

Section 7. Proxies. At all meetings of the shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

Section 8. Cumulative Voting for Directors. At each election for directors every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote or to cumulate his votes by giving one candidate as many votes as the number of his shares shall equal or by distributing such votes on the same principal among any number of candidates.

ARTICLE III. BOARD OF DIRECTORS

Section 1. Duties and Number of Directors. The business, property and affairs of the corporation shall be managed and controlled by a Board of Directors of not less than one (1) nor more than five (5) members.

Section 2. Tenure and Qualifications. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected or qualified. Directors need not be residents of the State of West Virginia nor shareholders of the corporation.

Section 3. Quorum. A majority of the number of directors fixed by Section 1 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 4. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting with consent, in writing, setting forth the action and signed by all the directors.

Section 5. Removal of Directors. At a meeting called expressly for that purpose directors may be removed as herein provided. The entire Board of Directors may be removed with or without cause by a vote of the holders of seventy-five percent (75%) of the shares then entitled to vote at an election of directors.

If less than the entire Board is to be removed, none of the directors may be removed if the votes cast against a director’s removal would be sufficient to elect the director if then cumulatively voted at an election of the entire Board of Directors.

Section 6. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of their predecessor in office.

ARTICLE IV. MEETING OF BOARD OF DIRECTORS

Section 1. Regular Meeting. There shall be a regular meeting of the Board of Directors immediately following and at the same place as the annual shareholders’ meeting. No notice other than this bylaw need be given for such meeting.

Section 2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or by the Secretary when requested in writing by a majority of the directors. Members of the Board of Directors may participate in a special meeting of such Board by means of conference telephone or similar communication equipment by means of which all persons participating in the Meeting can hear and speak to each other simultaneously; such participation shall constitute the presence in person at such meeting.

Section 3. Notice. Notice of any special meeting shall be given at least three days prior thereto by written notice delivered personally or mailed to each director at their last known address. If mailed, such notice shall be deemed to have been delivered at the time deposited in the United States mail so addressed with postage thereon prepaid. Any director may, before or after such meeting, waive notice and such waiver will obviate the necessity of any notice. The attendance of a director at a meeting shall be deemed a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting because the meeting was not lawfully called.

Section 4. Compensation of Directors. By resolution of the Board of Directors, each director may be paid their expenses, if any, of attendance at each meeting of the Board of Directors but may not be paid a stated salary as director, a fixed sum for attendance at each meeting, or both.

ARTICLE V. OFFICERS

Section l. Number of Officers. The Board of Directors may elect from their own body a President and either from their own body or otherwise, a Vice-President, Secretary and Treasurer. Such other officers, agents or assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. There shall be no requirements for any officers other than President and Secretary. Any two or more offices may be held by the same person except those of President and Secretary.

Section 2. Compensation of Officers and Agents. The Board of Directors shall have the power to fix the salaries and compensation of all officers, assistant officers and agents whether or not such officers, assistant officers or agents be directors. The Board of Directors may enter into written employment agreements with such officers.

Section 3. Election and Term of Office. The election of the officers of the corporation shall be held at the annual regular election of the Board of Directors. An officer shall hold office until their successor shall have been duly elected or until death or until resignation or shall have been removed by the Board of Directors.

ARTICLE VI. DUTIES OF OFFICERS

Section 1. President. The President shall preside at all meetings of the Board of Directors and the shareholders and shall be the principal executive officer of the corporation, and, subject to the control of the Board of Directors, shall, in general, supervise and control all the business and affairs of the corporation. The President may sign and acknowledge any and all instruments requiring the signature and acknowledgment of the corporation and may affix the corporate seal.

Section 2. Vice-President. In the absence of the President or in the event of death, inability or refusal to act, the Vice-President shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President may sign with the Secretary certificates for shares of the corporation; and shall perform such other duties as shall be assigned from time to time by the President or the Board of Directors.

Section 3. Secretary. The Secretary shall keep the records, books and papers of the corporation and shall attend and keep correct minutes of meetings of the Board of Directors and the shareholders and shall see that all notices are duly given in accordance with provisions of the bylaws or as required by law. The Secretary shall keep a register of the mailing addresses of each shareholder when furnished with such address by the shareholder, and shall have general charge of the stock transfer books of the corporation; the Secretary shall perform such other duties as the Board of Directors or the President may from time to time require.

Section 4. Treasurer. The Treasurer shall have exclusive charge of all money of the corporation; shall receive and receipt for, in the name of the corporation, all monies due and payable to the corporation and deposit the same to the credit of the corporation in some bank of deposit and shall audit for payment, subject to the order of the Board of Directors, all bills, vouchers and accounts.

Section 5. Salaries. The salaries of the officers shall be fixed, from time to time, by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that they also serve as a director of the corporation and receive compensation as a director.

ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFERS

Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in the form determined by the Board of Directors. Such certificates shall be signed by the President or the Secretary.

Section 2. Lost or Destroyed Certificates. In the event that a certificate for shares should become lost or destroyed, the owner (as shown on the stock transfer book of the corporation) may file an affidavit with the Board of Directors setting forth the circumstances of such loss or destruction. Thereupon the Board of Directors may cause a new certificate to be issued to such owner in lieu of the lost or destroyed certificate. The Board of Directors, in their discretion, may require such owner to post a security bond with sufficient surety and publish notice of the loss or destruction of such certificate or certificates as set forth by the statutes of the State of West Virginia.

Section 3. Transfer of Shares of Stock. Shares of stock of the corporation shall be transferable only on the books of the corporation by the holder thereof in person or by his attorney, upon surrender and cancellation of certificates of a like number of shares.

ARTICLE VIII. CORPORATE SEAL

Section 1. The Board of Directors may adopt a seal, an impression of which shall be made in the minutes at the time of its adoption and such seal shall be the corporate seal of the corporation.

ARTICLE IX. NOTICE

Whenever any notice is required to be given to any shareholder or any director of the corporation, under the provisions of these bylaws or under the provisions of the statutes of the State of West Virginia, a waiver thereof, in writing, signed by the person or persons entitled to such notice shall be deemed equivalent to the timely giving of such notices.

ARTICLE X. AMENDMENT

These bylaws may not be altered, amended, repealed or added to except by vote of seventy-five percent (75%) of the shareholders.

Approved By:

/s/ David R. Gnass
David R. Gnass, Director

/s/ Patty Chadwick
Patty Chadwick, Director

Dated:	5/13/01